EXECUTION VERSION 1 TRANSITIONAL USE AGREEMENT This Transitional Use Agreement (this “Agreement”) is made as of the 5th day of December, 2022 (the “Commencement Date”), by and between Parker-Hannifin Corporation, an Ohio corporation (hereinafter referred to as “Parker”), and EKSO Bionics Holdings, Inc., a Nevada corporation (hereinafter referred to as “EKSO”). WHEREAS, simultaneously herewith, Parker and EKSO are entering into that certain Asset Purchase Agreement, dated as of the date hereof (the “Asset Purchase Agreement”), by which EKSO shall purchase certain assets of Parker not including that certain real estate described herein; and WHEREAS, as a condition of the Asset Purchase Agreement, Parker shall provide to EKSO the use of portions of the Building (as defined below) for use in connection with the transition of the Business (as defined in the Asset Purchase Agreement) on the terms set forth herein. NOW, THEREFORE, in consideration of the mutual promises, covenants, terms and conditions herein contained and intending to be legally bound, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parker and EKSO hereby agree as follows: SECTION 1. PREMISES 1.1 Grant of Premises and Building. Parker does hereby grant to EKSO the exclusive (subject to access by Parker and its employees, agents and contractors to provide services as required by this Agreement) right to use and occupy a portion of the property highlighted in red on the drawing attached hereto as Exhibit A and incorporated by reference herein (the “Premises”) in the building (the “Building”) located at 1390 Highland Rd. E., Macedonia, Ohio 44056 (the “Land”; together with the Premises and the Building, the “Property”) and all fixtures, improvements and necessary furnishings located in the Premises. 1.2 Grant of Common Areas. In addition, Parker grants EKSO the non-exclusive right to use, in common with Parker and its employees, agents, guests and contractors, all common areas that have historically been used in the operation of the Business, including, without limitation, the areas identified on Exhibit A attached hereto, the entrances, hallways, bathrooms, the kitchen and cafeteria area, the parking lots adjacent to the Building on a first-come, first-serve basis, the loading docks and receiving areas, and, upon one (1) business days’ notice, the use of conference rooms as identified on Exhibit A on an “as available” basis. Without limiting the foregoing, EKSO shall have the right to use not less than twenty- four (24) parking spaces in the Building parking areas. 1.3 Authorized Use. EKSO will use the Premises for the operation of the Business (as defined in the Asset Purchase Agreement) and for no other use or purpose without the consent of Parker, which consent shall not be unreasonably withheld or delayed. SECTION 2. TERM 2.1 Term. The term of this Agreement will begin on the Commencement Date and continue for a period of one (1) year plus the number of days from the Commencement Date until the end of the calendar month in which the Commencement Date falls (the “Term”); provided, however, that if at the end of the Term the Transitional Manufacturing and Services Agreement between Parker and EKSO (the “TMSA”) remains in effect, the Term shall be extended so that it will expire upon the expiration of the term of the TMSA. EKSO shall have the right to terminate this Agreement with thirty (30) days’ written notice for any reason before the expiration of the Term, as extended; provided, however, that, EKSO shall remain liable for all prorated amounts and obligations up to such early termination date. 2 SECTION 3. RENT 3.1 Gross Rent. EKSO hereby covenants and agrees to pay to Parker, in advance, each month beginning on the first day of the first calendar month of the Term, Gross Rent in the amount of $2,932.40 per month (the “Gross Rent”), which represents the agreed aggregate costs and expenses related to the Premises to be reimbursed by EKSO. In the event the Commencement Date falls on a day other than the first day of the month, the first payment of Gross Rent will be made on the Commencement Date in a prorated amount for the applicable portion of the calendar month in which the Commencement Date occurs. 3.2 Payment. Gross Rent payments will be due and payable on the first day of each calendar month, without demand and will be made to Parker at the address set forth in Section 10, or such other address provided to EKSO in writing by Parker. 3.3 Additional Rent. EKSO undertakes to pay to Parker all sums of money, other than Gross Rent, as will be become due and payable under this Agreement; such sums of money will be hereinafter referred to as the “Additional Rent”. The Gross Rent and the Additional Rent will be herein collectively referred to as the “Rent”. Notwithstanding the foregoing, it is understood that, except as may be otherwise specifically provided for herein, this is a “gross” arrangement and Parker is generally obligated for all costs relating to the operation of the Property (including the payment of all real estate taxes and assessments) without reimbursement by EKSO other than for the Gross Rent and the Additional Rent. Notwithstanding anything to the contrary herein, EKSO shall in no event have any obligation to perform or to pay directly, or to reimburse Parker for, all or any portion of any premiums, fees, charges, costs and expenses for taxes, insurance premiums, operating expenses, common area charges, utilities or any other expenses for the operation, management, maintenance and repair of the Premises or the Building, except for any maintenance or repair necessitated by the gross negligence or willful misconduct of EKSO or its employees, agents, guests or contractors. SECTION 4. UTILITIES/SERVICES 4.1 Services to be Provided. Except as otherwise specifically provided in this Agreement, Parker will furnish to EKSO, at Parker’s sole cost and expense, all services previously provided, and in substantially the manner previously provided, to the Premises and common areas prior to the Commencement Date, including, without limitation, the following utilities and other building services for EKSO’s use and occupancy of the Premises in connection with the operation of EKSO’s business therein: (i) heating, ventilation and air-conditioning; (ii) electrical current; (iii) water and sewer; (iv) cleaning and maintenance of the common areas, parking areas and driveways and all maintenance of the exterior and structure of the Building, including the roof; (v) security services (including provision of required keys and badges); (vi) the removal of trash and rubbish from dumpsters outside the Premises; (vi) compressed air; (vii) repair and maintenance to the extent specified elsewhere in this Agreement; (viii) pest control; (ix) fire extinguisher and first aid kit monitoring and maintenance; (x) telecommunications/ ISP/ cable services; and (xi) janitorial services within the Premises. 4.2 Interruption of Services. EKSO understands, acknowledges and agrees that any one or more of the utilities or other Building services identified in Section 4.1 or otherwise hereunder may be interrupted by reason of accident or emergency caused by a third party or by other causes beyond Parker’s control until certain repairs, alterations or improvements can be made. Parker will not be liable in damages or otherwise for any such failure or interruption of any utility service when such failure is beyond Parker’s control and no such failure or interruption will entitle EKSO to terminate this Agreement or withhold sums due hereunder. If EKSO is unable to use the Premises as intended as a consequence of interruption of utilities or other services, interference with access, legal restrictions, natural disaster, civil unrest, epidemic or other infectious disease (including due to governmental restriction or widely followed voluntary practice) 3 , the presence of hazardous substances not brought onto the Premises by EKSO or similar occurrences outside of EKSO’s control, and such inability continues for more than two (2) days, EKSO may abate all Rent hereunder until such interference is eliminated. SECTION 5. INSURANCE AND INDEMNITY 5.1 Liability Insurance. At its sole cost and expense, EKSO will, commencing on the first day of the Term and continuing throughout the entire Term, maintain a comprehensive commercial public liability insurance policy with policy limits no less than $1,000,000 per occurrence and $2,000,000 in the aggregate against any liability arising out of the use, occupancy, repair, maintenance or alteration of the Premises. Parker will be named as an additional insured on all such insurance. EKSO shall provide to Parker, at Parker’s written request, a certificate of insurance evidencing such coverage and such insurance may not be cancelled without first providing Parker thirty (30) days’ advance written notice. 5.2 Subrogation. Notwithstanding anything to the contrary herein, Parker and EKSO hereby mutually waive their respective rights of recovery against each other, or against the officers, employees, agents, representatives, customers and business invitees of such other party, for any loss insurable by fire, extended coverage and other “all risk” or “special form” property insurance policies. Each party will obtain any special endorsements, if required by the insurer, to evidence compliance with the aforementioned waiver. All of Parker’s and EKSO’s repair and indemnity obligations under this Agreement shall be subject to the wavier contained in this paragraph. 5.3 Indemnity of Parker by EKSO. Subject to the waiver of subrogation in Section 5.2, EKSO will indemnify, defend and save Parker, its affiliates, partners, members, directors, officers, employees and agents harmless from and against all losses, claims, costs, liabilities, fines and penalties of any nature (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Claims”) arising or occurring, from (i) EKSO’s failure to comply with the terms and conditions set forth in this Agreement, or (ii) EKSO’s use of the Property. Notwithstanding the foregoing, Parker shall not be released or indemnified from any all losses, damages, liabilities, claims, attorneys’ fees, costs and expenses arising from the gross negligence or willful misconduct of Parker or its agents, contractors, licensees or invitees or a breach of Parker’s obligations or representations under this Agreement. 5.4 Indemnity of EKSO by Parker. Subject to the waiver of subrogation in Section 5.2, Parker will indemnify, defend and save EKSO, its affiliates partners, members, directors, officers, employees and agents harmless from and against all Claims arising or occurring, from and after the Commencement Date, out of (i) Parker’s failure to comply with the terms and conditions set forth in this Agreement, (ii) any personal injury or death, damage to or destruction of the Property caused by the negligence or willful acts or omissions of Parker or its representatives, or (iii) any other Claim made by any affiliate, partner, member, director, manager, officer, employee, visitor, invitee, licensee, lessee or lender of Parker against EKSO arising out of Parker’s use or ownership of the Property. 5.5 Environmental Matters Excepted. Notwithstanding the foregoing, the indemnities provided in this Section will not apply to any matters arising out of or in connection with Environmental Laws, hazardous materials or the environmental conditions of the Property, which matters will be solely governed by the provisions of Section 12 of this Agreement. SECTION 6. WASTE AND COMPLIANCE WITH LAWS 6.1 Waste. EKSO covenants that it will use and occupy the Premises in a careful, safe, lawful and proper manner and will not commit waste therein. 4 6.2 Compliance with Laws. EKSO will (i) use the Premises and conduct its business thereon in a safe, careful, reputable and lawful manner and (ii) comply with the covenants and laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or that may hereafter be in force, including without limitation those that will impose upon Parker or EKSO any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Premises, excepting any mechanical or structural improvements to the Building or common areas. Both parties will not do or permit anything to be done in or about the Premises or the Common Areas that will in any way obstruct or interfere with the rights of the other party, other tenants, or occupants of the Building or injure them. Notwithstanding anything to the contrary herein, EKSO shall not be required to comply with or cause the Premises to comply with any laws, rules, regulations or insurance requirements requiring the construction of alterations unless such compliance is necessitated solely due to EKSO’s particular use of the Premises (other than for the Business). SECTION 7. IMPROVEMENTS AND REPAIR 7.1 Repair and Maintenance of Building. Parker will make all necessary repairs to the Premises, the exterior walls, exterior doors, windows, corridors and other common areas, and Parker will keep the Building in a safe, clean and neat condition and use reasonable efforts to keep all equipment used in common with other tenants in good condition and repair, provided, however, that to the extent any of the foregoing items require repair because of the negligence, misuse or default of EKSO, its employees or agents, Parker will make such repairs solely at EKSO’s expense. Notwithstanding anything to the contrary herein, Parker shall, in a commercially reasonable manner, perform and construct, and EKSO shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) necessitated by the acts or omissions of Parker or any other occupant of the Building, or their respective agents, employees or contractors, (b) for which Parker has a right of reimbursement from others, (c) to the structural portions of the Premises or the Building, (d) which could be treated as a “capital expenditure” under generally accepted accounting principles, and (e) to the heating, ventilating, air conditioning, electrical, water, sewer, plumbing and other building systems serving the Premises and/or the Building. 7.2 Alterations. EKSO will not make alterations in or to the Premises unless and until the plans have been approved by Parker in writing, which approval will not be unreasonably withheld or delayed, and upon such approval such alterations shall become a part of the Premises and remain at the expiration of the Agreement unless EKSO, at its option, removes the same and restores the Premises at EKSO’s cost prior to such expiration. EKSO will ensure that all alterations will be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. If any lien is filed against the Premises for work claimed to have been done for or material claimed to have been furnished to EKSO, EKSO will cause such lien to be discharged of record within thirty (30) days after filing. EKSO will indemnify Parker from all costs, losses, expenses and attorneys’ fees in connection with any such lien. EKSO’s trade fixtures, furniture, equipment and other personal property installed in the Premises (“EKSO’s Property”) shall at all times be and remain EKSO’s property. At any time EKSO may remove EKSO’s Property from the Premises, provided that EKSO repairs all damage caused by such removal. Parker shall have no lien or other interest in any item of EKSO’s Property. SECTION 8. DAMAGE OR DESTRUCTION If the Premises, or so much of the Building as to cause the Premises to be uninhabitable, are damaged by any casualty, and the damage (exclusive of any property or improvements installed by EKSO in the Premises) can be repaired within ninety (90) days, Parker will repair such damage as soon as practicable and this Agreement will continue in full force and effect and Rent will be abated as set forth below. If the Premises, or so much of the Building as to cause the Premises to be uninhabitable, are

5 damaged by any casualty, and the damage (exclusive of any property of EKSO or improvements installed by EKSO in the Premises) cannot be repaired within ninety (90) days, Parker may, at Parker’s option, either (i) repair such damage as soon as practicable at Parker’s expense, in which event this Agreement will continue in full force and effect but Rent will be abated as set forth below, or (ii) give written notice to EKSO within thirty (30) days after the date of the occurrence of such damage of Parker’s intention to terminate this Agreement, in which event this Agreement will terminate as of the date of the occurrence of such damage and EKSO will surrender the Premises in its as-is condition, but with EKSO’s Property removed, within thirty (30) days after receipt of such notice. If the Premises are damaged by any peril and Parker does not terminate this Agreement, then EKSO shall have the option to terminate this Agreement if the Premises cannot be, or are not in fact, fully restored by Parker to their prior condition within ninety (90) days after the damage. Whenever Rent is to be abated under this Agreement, all Rent shall be equitably abated based upon the extent to which EKSO’s use of the Premises is diminished. SECTION 9. ASSIGNMENT EKSO shall not assign this Agreement or sublet all or any portion of the Premises without the Parker’s advance prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, EKSO may, without Parker’s prior written consent and without constituting an assignment or sublease hereunder, sublease all of the Premises or assign this Agreement to (a) an entity controlling, controlled by or under common control with EKSO, (b) an entity related to EKSO by merger, consolidation or reorganization, or (c) a purchaser of a substantial portion of EKSO’s assets. A sale, transfer, issuance, cancellation or change of ownership of EKSO’s stock or other equity interests shall not be deemed an assignment, subletting or any other transfer of this Agreement or the Premises. SECTION 10. NOTICES 10.1 Notice Addresses. Any notice to be served under the Agreement or in connection with any proceeding or action arising out of this Agreement or the tenancy created thereby may be sufficiently served by delivering the same by nationally recognized overnight express courier or in hand: (a) if to EKSO, upon the Premises with copies to the addresses set forth below: Ekso Bionics Holdings, Inc. 101 Glacier Point, Suite A San Rafael, CA 94901, USA. Attn: Jerome Wong Email: JWong@eksobionics.com with a copy to: Wilson Sonsini Goodrich & Rosati One Market Plaza Spear Tower, Suite 3300 San Francisco, CA 94105 Attn: Ethan Lutske Email: elutske@wsgr.com (b) if to Parker, at the address set forth below: Parker-Hannifin Corporation 6035 Parkland Boulevard 6 Cleveland, OH 44124-4141 Attn: Todd M. Burger, Associate General Counsel Email: todd.burger@parker.com with a copy to: Jones Day North Point 901 Lakeside Avenue Cleveland, OH 44114-1190 Attn: Patrick J. Leddy Email: pjleddy@jonesday.com SECTION 11. DEFAULT 11.1 EKSO’s Default. In the event: (a) EKSO defaults in its obligation to pay the Rent or any other amount payable hereunder and such default continues for a period of five (5) days after written notice has been given of such default by Parker to EKSO; (b) EKSO fails to perform any other provision of this Agreement to be performed or observed by EKSO (other than the obligations set forth in Section 11.1(a) above) and any such failure will continue uncorrected for a period of thirty (30) days after written notice to EKSO thereof, unless such failure cannot reasonably be corrected within such thirty (30) day period, then if EKSO will not within such period have commenced and continued in good faith to correct such failure; (c) EKSO files for voluntary bankruptcy or is adjudicated bankrupt in involuntary proceedings and such proceeding is not vacated within sixty (60) days; (d) a receiver or trustee is appointed over EKSO’s property; or (e) any execution, attachment or other order of court will be issued upon or against the interest of EKSO in this Agreement and will continue for a period of thirty (30) days after notice; then: Parker, at any time thereafter, and prior to the curing of default, at its election and without further notice, may terminate this Agreement, re-enter into possession of the Premises with process of law, and expel, remove or put out EKSO or any other person or persons occupying the Premises, using such forces as may be necessary to do so and to repossess the Premises, and sue for and recover all Rent earned up to the date of such entry; or the Parker may, without terminating this Agreement, terminate the EKSO’s right of possession, re-enter and resume possession of the Premises, as aforesaid, and relet the same for the remainder of the Term at the best rent Parker can obtain, for the account of EKSO, who will make good any deficiency to Parker upon demand from Parker; or the Parker may sue and recover all rents accrued or accruing under this Agreement without declaring this Agreement terminated or entering into possession of the Premises to terminate EKSO’s possession. All of the foregoing rights of Parker will be without prejudice to any remedies of Parker under law to recover any other damage suffered by Parker by reason of any default of EKSO in performance of its duties and obligations under the terms and conditions of this Agreement. Regardless of the remedies Parker pursues after a default by EKSO hereunder, Parker will be required to use reasonable commercial efforts to relet the Premises at the best rent Parker can obtain for the account of EKSO and to otherwise mitigate any damages resulting from any 7 default by EKSO, and EKSO shall not in any event be liable for any damages reasonably mitigable by Parker. Parker waives any right of distraint, distress for rent or landlord’s lien that may arise at law. SECTION 12. ENVIRONMENTAL MATTERS 12.1 EKSO Indemnification. EKSO will comply with all Environmental Laws (as hereinafter defined) in connection with its occupancy and use of the Premises and/or the Property. EKSO agrees to indemnify Parker with respect to any out-of-pocket cost or damages suffered by Parker with respect to the presence, release, spill, discharge or emission of Hazardous Materials by EKSO or its agents, employees or invitees in, on, at or under the Premises or the Property (or the soil, air, improvements, groundwater or surface water thereof) or with respect to any violation of any Environmental Laws (as defined in the Asset Purchase Agreement) by EKSO or its agents, employees or invitees. “Hazardous Material” shall mean any material which is now or hereafter regulated by any Environmental Law because it could pose a hazard to the environment, natural resources or human health. 12.2 Parker Indemnification. Under no circumstance shall EKSO be liable to Parker for, and Parker shall indemnify EKSO with respect to any out-of-pocket cost or damages suffered by EKSO with respect to the presence, release, spill, discharge or emission of Hazardous Materials on or about the Property, or the soil, air, improvements, groundwater or surface water thereof, except to the extent due to the presence, release, spill, discharge, exacerbation, disturbance or emission of Hazardous Materials by EKSO or its agents, invitees or employees. SECTION 13. EMINENT DOMAIN If all or any substantial part of the Building or common areas will be acquired by the exercise of eminent domain, Parker may terminate this Agreement by giving sixty (60) days’ written notice to EKSO within fifteen (15) days after possession thereof is so taken. If all or any part of the Premises will be acquired by the exercise of eminent domain so that the Premises will become unusable by EKSO for the permitted use, EKSO may terminate this Agreement by giving written notice to Parker as of the date possession thereof is so taken. All damages awarded will belong to Parker; provided, however, that EKSO may claim dislocation damages if such amount is not subtracted from Parker’s award. SECTION 14. ACCESS; ENTRY AND INSPECTION 14.1 Access. EKSO will have access to the Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year. 14.2 Entry and Inspection. EKSO will permit Parker or Parker’s agents to enter upon the Premises during regular business hours and upon reasonable notice (except in the case of an emergency, in which case no notice shall be required), for the purpose of inspecting the Premises. Parker and Parker’s agents, except in the case of emergency, shall, except in connection with ordinary maintenance and janitorial services as required to be performed by Parker hereunder, provide EKSO with one (1) business day notice prior to entry of the Premises. Any entry by Parker and Parker’s agents shall not impair EKSO’s operations more than reasonably necessary, and shall comply with EKSO’s reasonable security measures provided that it is understood that EKSO shall not install locks preventing access to the Premises without providing Parker with keys, codes or keycards for such access. 8 SECTION 15. MISCELLANEOUS 15.1 No Waiver. No waiver of any condition or covenant of this Agreement or of the breach of any such covenant or condition will be deemed to constitute a waiver of any subsequent breach of such covenant or condition or to justify the non-observance on any other occasion of the same or of any other covenant or condition hereof, nor will the acceptance of any Rent by Parker at any time when EKSO is in default under any other covenant or condition hereof be construed as a waiver of such or any other or continuing default or of Parker’s rights in the event of such other default. 15.2 Entire Agreement. This Agreement and the exhibits attached hereto set forth all of the covenants, promises, agreements, conditions, and understandings of the parties hereto with respect to the Premises. No alteration, modification, amendment, change or addition to this Agreement will be effective unless the same will be reduced to writing and signed by both parties hereto. 15.3 Governing Law. This Agreement and the performance of all covenants, conditions and terms hereof will be governed by and interpreted in accordance with the laws of the state wherein the Premises are located applicable to Agreements to be performed within such state, excluding any law regarding the conflict of laws that may result in the application of any laws other than the laws of the state wherein the Premises are located. 15.4 Time is of Essence. Time is of the essence in the performance of all terms and conditions of this Agreement in which time is an element. 15.5 Force Majeure. Parker and EKSO will have no responsibility or liability whatsoever for, and will be excused from, the observance or performance of any covenant or obligation of such party hereunder to the extent that any such observance or performance is rendered impossible, impracticable or economically infeasible, in whole or in part, by any act of God (including but not limited to lightning, storm, flood, tornado or earthquake), fire, explosion, shortages of labor, fuel or materials, acts of the public enemy, war (declared or undeclared), riot or insurrection, the discontinuation, suspension or interruption of or interference with any utility or service supplied to EKSO or the Premises or any portion thereof, any strike, lockout or other labor dispute, so long as the party experiencing an event of force majeure described in this sentence delivers written notice of such event to the other party within forty-five (45) days of the occurrence of such event. In no event will any delay or hindrance in, or any prevention of, the observance or performance of any covenant or obligation of Parker or EKSO under this Agreement due to a properly noticed force majeure event constitute a default by such party, or entitle the other party to take any remedial or enforcement action, under this Agreement. 15.6 Terminology; Captions. Where the context so requires or such interpretation is appropriate, any word used herein denoting gender will include all genders, natural or artificial, and the singular and plural will be interchangeable. The term “Section” will refer to all paragraphs under the caption in question, where appropriate. The captions of the various provisions of this Agreement are for convenience only and in no way define, limit or describe the scope or intent of this Agreement or the provisions that they precede or in any other manner affect this Agreement. 15.7 Successors and Assigns. This Agreement and the covenants and conditions herein contained will inure to the benefit of and be binding upon Parker, Parker’s heirs, legal representatives, successors and assigns, and will be binding upon and inure to the benefit of EKSO, EKSO’s successors and assigns. 15.8 Severability. In case any one or more of the provisions contained herein will for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability

9 will not affect any other provision of this Agreement, but this Agreement will be construed as if such invalid, illegal or unenforceable provisions had not been contained herein. 15.9 Limitation of Damages. IN NO EVENT WILL EITHER PARKER OR EKSO BE LIABLE FOR CONSEQUENTIAL OR SPECIAL DAMAGES ARISING FROM THIS AGREEMENT OR THE PERFORMANCE OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER. 15.10 Waiver of Trial by Jury. Parker and EKSO waive trial by jury in the event of any action, proceeding or counterclaim brought by either Parker or EKSO against the other in connection with this Agreement. 15.11 Counterparts. This Agreement may be executed in two or more counterparts, including counterparts by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument. 15.12 Survival. All provisions of this Agreement that by their express terms survive termination of this Agreement or which by the operation of their terms are intended to be performed, in whole or in part, after termination of this Agreement, will survive any termination of this Agreement. [Signatures on Following Page] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, on the day and year first above written. PARKER-HANNIFIN CORPORATION SC 有 一 By: Name: Thomas Williams Its: Chief Executive Officer Signature Page to Transitional Use Agreement   !"#$%#&%'"(#)*%&+",%&'-./011111111111111111111111111111111111111�2340560  UVWXYZW[\]̂__àb\cdeYX EXHIBIT A Depiction of the Premises See attached. NAI-1534064007v12 HIBIT epiction f e re ises ee tt ed.

Front Parking Lot
Main Entrance
Side Entrance
Side Parking Lot
Rear Parking Lot
Rear Entrance

Key	
	Premises
	Common Areas
	Entrances
	Landlord Facilities